UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):

January 29, 2010

GANNETT CO., INC.

(Exact name of registrant as specified in charter)

Delaware	1-6961	16-0442930
(State or Other Jurisdiction of Incorporation or Organization of Registrant)	(Commission File Number)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive, McLean, Virginia		22107-0910
(Address of principal executive offices)		(Zip Code)

(703) 854-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2010, Gannett Co., Inc. (the “Company”) issued a press release announcing that its Chief Financial Officer, Gracia C. Martore, has been named President and Chief Operating Officer, effective February 1, 2010, and that its current Chairman, President and Chief Executive Officer, Craig A. Dubow, will serve as Chairman and Chief Executive Officer after such date. These new roles and responsibilities were established pursuant to the terms of the executives’ existing employment agreements. Ms. Martore will continue as Chief Financial Officer until a new person is appointed to serve in that position. Ms. Martore has served as Executive Vice President and Chief Financial Officer since April 2006. From 2003 to 2006, Ms. Martore served as Senior Vice President and Chief Financial Officer.

In connection with her promotion and in recognition of her continuing outstanding performance, the Company’s Board of Directors approved an increase in Ms. Martore’s base salary for 2010 from $700,000 to $950,000 and granted to her under the terms of the Company’s 2001 Omnibus Incentive Compensation Plan options to purchase 100,000 shares and 25,000 restricted stock units. Ms. Martore has voluntarily reduced her 2010 salary to $900,000.

A press release announcing the new roles and responsibilities of Ms. Martore and Mr. Dubow is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibit 99.1

Press Release dated February 1, 2010.

SIGNATURE

Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gannett Co., Inc.

Date: February 4, 2010	By:	/S/ TODD A. MAYMAN
Todd A. Mayman
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated February 1, 2010